                                                                   EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT, made effective as of May 20, 1996 by and between McKESSON CORPORATION (the "Company"), a Delaware corporation with its principal office at One Post Street, San Francisco, California, and
______________("Executive").

                                R E C I T A L S
                                - - - - - - - -

          A. The Company, in its business, develops and uses certain trade secrets, customer lists and other confidential information and data ("Confidential Information"). Such Confidential Information will necessarily be communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop such Confidential Information and to promote and increase its goodwill; and

          B. The Company desires to retain the services of, and employ, Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement and, in so doing, to protect its Confidential Information and goodwill, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

          1.        Employment.  Subject to the terms and conditions of this
                    ----------
Employment Agreement, the Company agrees to employ Executive, and Executive agrees to accept employment from, and remain in the employ of, the Company for the period stated in Paragraph 3 hereof.

          2.   Position and Responsibilities.  During the period of his
               -----------------------------
employment hereunder, Executive agrees to serve the Company, and the Company shall employ Executive, as President and Chief Operating Officer, or in such other senior corporate executive capacity or capacities as may be specified from time to time by the Chief Executive Officer of the Company.

          3.   Term and Duties.
               ---------------

          (a)   Term of Employment.  The period of Executive's employment under
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this Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until May 20, 1999.

          (b)   Duties.  During the period of his employment hereunder and
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except for illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company; provided, however, that, with the
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approval of the Chief Executive Officer of the Company (or if Executive becomes
Chief Executive Officer, then with approval of the Board of Directors), Executive may serve, or continue to serve, on the boards of directors of, hold any other offices or positions in, companies or organizations which, in such officer's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be employed by Executive hereunder are to be rendered in the State
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of California, or in such other place or places in the United States or elsewhere as may be determined from time to time by the Board of Directors of the Company, but are to be rendered primarily at the Company's principal place of business in San Francisco, California. Unless and until otherwise agreed between the Company and the Executive, the Executive shall be at liberty to maintain his residence in the San Francisco Bay Area, State of California, and whenever absent therefrom on account of the performance of services under this Agreement, shall be reimbursed for all expenses reasonably incurred by him in the performance of his duties.

          4. Compensation and Reimbursement of Expenses;
             ------------------------------------------
               Other Benefits;
               --------------

          (a)   Compensation.  During the period of employment under this
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Agreement, Executive shall be paid a salary, in biweekly installments, at the rate of Five Hundred Thousand Dollars ($500,000.00)per year, or such higher salary as may be from time to time approved by the Board of Directors (or any duly authorized Committee thereof) of the Company (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the term hereof), plus such additional incentive compensation, if any, as may be voted to him yearly by the Board of Directors (or any duly authorized committee thereof). Executive shall also receive an automobile allowance from Company of One Thousand Dollars ($1000) per month during the term of this Agreement.

          (b)   Reimbursement of Expenses.  The Company shall pay or reimburse
                -------------------------
Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with such assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

          (c)   Other Benefits.  During the period of employment under this
                --------------
Agreement, Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including without limitation, group health and life insurance benefits, short and long-term disability plans and participation in the Company's Profit-Sharing Investment Plan, Retirement Plan, Executive Medical Plan, Management Incentive Plan (commencing with the fiscal year beginning April 1, 1996), Long Term Incentive Plan, Executive Benefit Retirement Plan, Executive Survivor Benefits Plan, and Restricted Stock and Stock Option Plan, and the Company agrees that none of such benefits shall be altered in any manner in such a way as to reduce any then existing entitlement of Executive thereunder.

          (d)   EBRP and ESBP Designations.  Subject to the terms of the
                --------------------------
respective Plans, Executive is hereby designated as a participant in the Executive Benefit Retirement Plan (as amended and restated), with an Income Objective on Approved Retirement of that percentage of Average Final Compensation determined under Section D.1 of such Plan (unless and until the Board of Directors of the Company at any time, or from time to time, designates a different percentage of Average Final Compensation as an Income Objective), and Executive is designated as a participant in the Executive Survivor Benefits Plan.


          5.   Initial Incentive Grants. Executive shall receive the following
               ------------------------
initial incentive awards specified in subparagraphs (a) through (c) below:

          (a)   Stock Options.  Subject to the terms and conditions of Company's
                -------------
1994 Stock Option and Restricted Stock Plan (the "Plan"), Executive shall receive an initial grant of 200,000 stock options, which options shall vest in installments of twenty-five percent (25%) per year commencing on the first anniversary of the date of grant.
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          (b)   Restricted Stock.  Subject to the terms and conditions of the
                ----------------
Plan, Executive shall receive an initial grant of 20,000 shares of Company's restricted stock. The restrictions with respect to ten thousand (10,000) shares of said stock shall lapse on the fourth (4th) anniversary of the date of grant; the restrictions on the balance of the shares shall lapse on the fifth anniversary of the date of grant.

          (c)   LTIP Cash Award.  Executive is hereby designated as a
                ---------------
participant in Company's Long Term Incentive Plan. Subject to the terms of the Plan, Executive's annual target award is thirty percent (30%) of salary. Executive shall be eligible for a full award for the incentive period ending March 31, 1997. Executive acknowledges that payment of any and all awards under the Plan are subject to achievement by the Company of the financial targets specified pursuant thereto.

          6.   Housing Assistance.
               ------------------

          Company shall reimburse Executive, in accordance with its existing policies, for the following reasonable expenses incurred in connection with purchase of suitable housing in the San Francisco Bay Area: real estate brokerage fees, pest control inspections, furniture storage fees, title insurance and escrow fees and moving costs (including temporary living expenses, if any, while in transit). In addition, Company shall reimburse Executive in an amount up to one-half month's salary for non-receipted, miscellaneous moving expenses. Company shall further reimburse Executive for any reasonable amounts he must repay his previous employer for moving expenses paid to, or on behalf of, Executive by such employer in connection with Executive's relocation for his prior position.

          7.   Benefits Payable Upon Disability or Death.
               -----------------------------------------

          (a) If Executive shall be prevented during the term of this Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of his disability; provided, however, that if Executive is disabled for a continuous period exceeding twelve
(12) calendar months, then the Company's obligations hereunder shall cease and terminate.

          (b) In the event of the death of Executive during the term of this Agreement, Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may be) through the six-month period following the end of the calendar month in which death occurs. Thereafter, all of Company's obligations hereunder shall cease and terminate.

          (c) The provisions of this Paragraph 7 shall not affect any rights of Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's Profit-Sharing Investment Plan, Retirement Plan, Executive Benefit Retirement Plan, Long Term Incentive Plan, Executive Survivor Benefits Plan, any Stock Purchase, Restricted Stock and Stock Option Plan, or any other employee benefit plan of the Company, and any such rights shall be governed by the terms of the respective plans.

          8.   Obligations of Executive
               ------------------------
               During and After Employment.
               ---------------------------

          (a) Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company, without the prior written consent of the Chief Executive Officer of the Company (or if Executive becomes Chief Executive Officer, then without the prior written consent of the Board of Directors).

          (b) Executive acknowledges and agrees that (i) during the course of his employment Executive will have produced and/or have access to Confidential Information, records, notebooks, data, formulae, specifications, trade secrets, customer lists and secret inventions and processes of Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would constitute unfair competition with Company. Executive promises and agrees not to engage in any unfair competition with Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment by Company, or by an affiliated company, Executive agrees to hold in confidence and not, directly or indirectly, disclose, use, copy or make lists of any such information, except to the extent expressly authorized by Company in writing. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Company, or of an affiliated company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to Company upon termination of employment with Company and its affiliated companies. This paragraph 8(b) shall survive the termination or expiration of this Agreement.

          9.   Termination.
               -----------

          (a)   For Cause.  Notwithstanding anything herein to the contrary, the
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Company may, without liability, terminate Executive's employment hereunder for cause at any time upon written notice from the Board of Directors (or any duly authorized Committee thereof) specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however,
                                                           --------  -------
that such written notice shall not be delivered until after the Board of Directors (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such cause and Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice. As used herein, the term "cause" shall mean
(i) Executive's misconduct, habitual neglect, dishonesty or other knowing and material violation of Company's policies and procedures in effect from time to time, or (ii) actions (or failures to act) by Executive in bad faith and to the detriment of Company or any affiliated company, or (iii) a material breach by Executive of one or more terms of this Agreement.

          (b)   Other than for Cause: Performance, Reorganization.
                -------------------------------------------------
Notwithstanding anything herein to the contrary, Company may also terminate Executive's employment (without regard to any general or specific policies of Company relating to the employment or termination of its employees) should (i) Executive fail to perform his duties hereunder in a manner satisfactory to the Chief Executive Officer of Company (or if Executive becomes Chief Executive Officer, then satisfactory to the Board of Directors), provided that Executive shall first be given written notice of such unsatisfactory performance and a period of ninety (90) days to improve such performance to a level deemed acceptable to the Chairman and Chief Executive Officer (or to the Board of Directors if Executive becomes Chief Executive Officer) or, (ii) Executive's position be eliminated as a result of a reorganization or restructuring of Company or its affiliated companies.

          (c)   Obligations of Company on Termination of Employment.  If Company
                ---------------------------------------- ----------
terminates Executive's employment pursuant to subparagraph 9(a) above, then all of Company's obligations hereunder shall immediately cease and terminate. Executive shall thereupon have no further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from Company whatsoever, and Executive's rights, if any, under Company's employee and executive benefit plans shall be determined solely in accordance with the express terms of the respective plans;

          (i) If Company terminates Executive's employment pursuant to subparagraph 9(b) above, then, notwithstanding anything herein (or in any of Company's benefit, incentive or severance plans) to the contrary and in complete satisfaction and discharge of all of its obligations to Executive hereunder, Company shall (i) continue Executive's then base salary, without increase, for the remainder of the term of this Agreement, provided, however that Company's obligation to make
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such salary payments shall be reduced by any compensation received by Executive from a subsequent employer during such term, (ii) consider Executive for a bonus under the terms of Company's Management Incentive Plan for the fiscal year in which termination occurs (but not for any subsequent year) provided that any such bonus, if earned, shall be prorated to reflect the portion of the year for which Executive was actively employed, (iii) continue Executive's automobile allowance and Executive Medical Plan benefits until the earlier of the expiration date of this Agreement or the effective date of Executive's coverage under a subsequent employer's plan or policy, (iv) continue the accrual and vesting of Executive's rights, benefits and existing awards for the remainder of the term of this Agreement for purposes of the Executive Benefit Retirement Plan, Executive Survivor Benefit Plan, and the Stock Option and Restricted Stock Plan, provided, however, that (unless the Board of Directors, or any duly
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authorized Committee, in its sole discretion, determines otherwise) Executive shall in no event receive or be entitled either to additional grants or awards subsequent to the date of termination, or "Approved Retirement" status, under the foregoing plans, (v) continue Executive's participation in the Company's Long Term Incentive Plan for the remainder of the term of this Agreement (prorating performance periods as of the expiration date of the Agreement), provided, that Executive shall not participate in any way whatsoever in any
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performance period commencing subsequent to the date of termination, and (vi)
terminate Executive's participation in Company's tax-qualified pension and profit-sharing plans, pursuant to the terms of the respective plans, as of the date of Executive's termination of employment.

          (ii) Company and Executive agree that if Executive resigns or otherwise voluntarily leaves his employment with Company prior to the expiration of this Agreement (other than for Good Reason as defined in the Termination Agreement between the parties of even date herewith), Company shall be under no further obligation to make any additional payments or provide any benefits hereunder. Notwithstanding anything to the contrary contained in the immediately preceding sentence however, Company agrees that Executive may, in his sole discretion, elect to resign from Company's employment at any time between the period commencing January 1, 1998 and ending on the expiration date of this Agreement (i.e., May 20, 1999). In such event, executive's resignation
                   ---
shall, solely for purposes of delineating Company's obligations to Executive hereunder, be deemed to be a termination pursuant to Paragraph 9(b) above. Executive shall thereupon be entitled to receive from Company the greater of (i) those benefits to which he would otherwise be entitled pursuant to the Company's then existing Severance Policy for Executive Employees (in the absence of this Employment Agreement and assuming said Policy would then be applicable to Executive), or (ii) the compensation and benefits provided in Paragraph 9 (c)
(i), for the remaining term of this Agreement; provided, however, that Executive
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shall receive incentive awards (calculated pursuant to the respective terms of the Company's Management Incentive Plan and Long Term Incentive Plan) for each of Company's fiscal years ending within the term of this Agreement (i.e., March
                                                                    ---
31, 1998 and March 31, 1999), and such incentive awards shall not be pro-rated in any manner.

10.  General Provisions.
     ------------------

          (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or subject to the claims of Company's creditors. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

          (b) This Agreement (together with the Termination Agreement between the parties of even date herewith) and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4(c) constitute the entire agreement between the parties hereto in respect of the employment of Executive by Company. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties, including but not limited to Company's letter to Executive dated March 28, 1996.

          (c) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

          (d) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

          (e) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

          (f) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


                              McKESSON CORPORATION
                              A Delaware Corporation



                    By_______________________
                        Vice President


ATTEST:



________________________                         _________________________
Secretary                                        Executive

By the Authority of the
Compensation Committee
of the Board of Directors
of McKesson Corporation
on April 24, 1996.